THIS WARRANT, AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF, HAVE NOT BEEN FILED OR REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR WITH THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, BUT ARE BEING ISSUED PURSUANT TO CERTAIN EXEMPTIONS THEREUNDER. THIS WARRANT, AND SUCH SHARES OF COMMON STOCK, ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM.


                  This Warrant Will Be Void On The Expiry Date

                            PLACEMENT AGENT'S WARRANT

                 To Purchase 15,000 of Shares Of Common Stock Of

                           EFINANCIAL DEPOT.COM, INC.

                   This is to certify, That FOR VALUE RECEIVED

                              OXFORD CAPITAL CORP.
                                 (the "Holder")

is entitled to purchase, subject to the provisions of this Placement Agent's Warrant (the "Warrant") from Efinancial Depot.Com, Inc. (the "Company"), a Delaware Corporation, at any time up to and including the later of (i) the twelve month anniversary of the effective time of the registration of the shares in the capital stock of the Company underlying this Warrant, or (ii) February 2, 2001, (the "Expiry Date"), 15,000 shares of the Company's common stock, (the "Common Stock") at a purchase price equal $5.00 (the "Exercise Price"). The shares of the Common Stock deliverable upon such exercise are hereinafter sometimes referred to as "Warrant Shares." This Warrant is the Placement Agent Warrant referred to in Section 2.05 Debenture Purchase Agreement (the "Purchase Agreement") entered into between the Company and Oxford Capital Corp. effective as February 2, 2000.

          1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time, and from time to time, up to and including the Expiry Date. If the date on which the Holder's right to purchase Common Stock expires, is a day on which national banks in the United States of America are authorized by law to close, then the right shall expire on the next succeeding business day that is not such a day. The Holder shall have the following rights of relinquishment in respect to the exercise of this Warrant:

     (i) the Holder, or his or her heirs or other legal representatives to the extent entitled to exercise the Warrant under the terms thereof, in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the then unexercised portion of the Warrant (to the extent then exercisable) for a number of shares of Common Stock, for an amount of cash or for a combination of Common Stock and cash to be determined in accordance with the following provisions of this clause (i):

     (A) The written notice of exercise of such right of relinquishment shall state the percentage, if any, of the Appreciated Value (as defined below) that the Holder elects to receive in cash ("Cash Percentage"), such Cash Percentage to be in increments of 10% of such Appreciated Value up to 100% thereof;

     (B) The number of shares of Common Stock, if any, issuable pursuant to such relinquishment shall be the number of such shares, rounded to the next greater number of full shares, as shall be equal to the quotient obtained by dividing
(A) the difference between (I) the Appreciated Value and (II) the result obtained by multiplying the Appreciated Value and the Cash Percentage by (B) the then current market value per share of Common Stock;

     (C) The amount of cash payable pursuant to such relinquishment shall be an amount equal to the Appreciated Value less the aggregate current market value of the Common Stock issued pursuant to such relinquishment, if any, which cash shall be paid by the Company subject to such conditions as are deemed advisable to permit compliance by the Company with the withholding provisions applicable to employers under the Code and any applicable state income tax laws;

     (D) For the purpose of this clause (i), "Appreciated Value" means the excess of (x) the aggregate current market value of the shares of Common Stock covered by the Warrant or the portion thereof to be relinquished over (y) the aggregate purchase price for such shares specified in such Warrant;

     (ii) That such right of relinquishment may be exercised only upon receipt by the Company of a written notice of such relinquishment which shall be dated the date of election to make such relinquishment; and that, for the purposes of this Plan, such date of election shall be deemed to be the date when such notice is sent by registered or certified mail, or when receipt is acknowledged by the Company, if mailed by other than registered or certified mail or if delivered by hand or by any telegraphic communications equipment of the sender or otherwise delivered; provided, that, in the event the method just described for determining such date of election shall not be or remain consistent with the provisions of Section 16(b) of the Exchange Act or the rules and regulations adopted by the Commission thereunder, as presently existing or as may be hereafter amended, which regulations exempt from the operation of Section 16(b) of the Exchange Act in whole or in part any such relinquishment transaction, then such date of election shall be determined by such other method consistent with Section 16(b) of the Exchange Act ;

     (iii) That the "current market value" of a share of Common Stock on a particular date shall be deemed to be its fair market value on that date as determined in accordance with Paragraph 3; and

     (iv) That the Warrant, or any portion thereof, may be relinquished only to the extent that (A) it is exercisable on the date written notice of relinquishment is received by the Company, and (B) the holder of such Warrant pays, or makes provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to such relinquishment.

     (b) Each Holder who is subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act ("Covered Holder") shall be entitled to receive payment only in cash when Warrants are relinquished during any window period commencing on the third business day following the Company's release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release ("Window Period"); provided, however, that payment shall be so made in cash only in respect of 50% of the Warrants. A Covered Holder shall be entitled to receive payment only in shares of Common Stock upon (a) the relinquishment of Warrants outside a Window Period and (b) the relinquishment of Warrants during a Window Period once such Holder has received payment in cash for the relinquishment of 50% of the Warrants.

     (c) Warrants hereunder, are exempt from the operation from Section 16(b) of the Exchange Act or will be amended, if necessary, to permit such exemption. If a Warrant is relinquished, such Warrant shall be deemed to have been exercised to the extent of the number of shares of Common Stock covered by the Warrant or part thereof which is relinquished, and no further Warrants may be granted covering such shares of Common Stock.

     (d) Neither any Warrant nor any right to relinquish the same to the Company as contemplated by this Paragraph 1 shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, as amended, or the rules thereunder.

     The Holder shall exercise all rights to purchase Common Stock by presenting and surrendering this Warrant to Oxford Capital Corp. (the "Escrow Agent"), at 1013 - 17th Avenue S.W., Calgary, Alberta, T2T 0A7, with the Purchase Form annexed hereto duly executed and accompanied by payment by cash, certified cheque or bank order or relinquishment of Warrants at the Exercise Price for the number of shares specified in such form. If this Warrant should be exercised or relinquished in part only the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Escrow Agent of this Warrant, in proper form for exercise, with the Purchase Form annexed hereto duly executed for the number of shares specified in such form, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder, unless the Company has objected in accordance with the Escrow Agreement. As soon as practicable after each exercise of this Warrant, the Company will deliver the shares issuable upon such exercise to the Holder.

          2. ISSUANCE AND DELIVERY OF SHARES. The Company hereby represents, warrants and agrees that at all times there shall be reserved for issuance and delivered to the Escrow Agent the number of shares of Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

          3. FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

     (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sales price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

     (b) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Quotation System ("NASDAQ"), or if not so quoted on NASDAQ then by the National Quotation Bureau, Inc., on the last business day prior to the date of the exercise of this Warrant; or

(c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Company's board of directors, and supported by the written fairness opinion of an independent, nationally-recognized stock valuation expert.

          4.  TRANSFER,  ASSIGNMENT  OR  LOSS  OF  WARRANT.

     (a) The Holder may assign this Warrant, in whole or in part, or any interest herein. This Warrant and the Warrant Shares have not been filed or registered with the United States Securities and Exchange Commission or with the securities regulatory authority of any state. This Warrant and the Warrant Shares are subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the "Act"), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom. Upon receipt by the Company of evidence satisfactory to it that this Warrant or any portion hereof, has been legally and validly transferred or assigned, the Company will, at the request of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, exchange this Warrant for one or more Warrants, in such denominations as the Holder shall specify, registered in such name or names as the Holder shall designate. If, at the time of such transfer or assignment, this Warrant has not been registered under the Act, then each such transferee and assignee shall furnish the Company with evidence satisfactory to it that such transferee or assignee is acquiring such Warrant for his, her or its own account, for investment purposes, and not with a view towards a distribution thereof or of the Warrant Shares issuable upon its exercise. The term "Warrant," as used herein, includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged.

(c) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant in the case of mutilation, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

     (d) The Company may cause any legend required under the Act and applicable state securities laws, or advisable in the opinion of its legal counsel, to be set forth on each Warrant.

          5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder as the holder of this Warrant are limited to those expressed in this Warrant, the Escrow Agreement and the Purchase Agreement.

          6. ANTI-DILUTION PROVISIONS. After February 2, 2000, so long as this Warrant is outstanding and not fully exercised, the Company shall not, without the prior consent of the Holder, issue or sell (i) any Common Stock without consideration or for a consideration per share less than $3.00; or (ii) issue or sell any warrant, Warrant, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than $3.00.

          7. OFFICER'S CERTIFICATE. Whenever the Company shall determine the fair market value of the Common Stock pursuant to Section 3 hereof, the Company shall forthwith file in the custody of its Secretary at its principal office, with its stock transfer agent and with the Escrow Agent, an officer's certificate showing the fair market value and the date as of which it was determined, and setting forth in reasonable detail the facts requiring such determination and the facts, assumptions, methodology and calculations employed in determining such value. The Company shall forthwith deliver a copy of each such officer's certificate to the Holder, and the Company shall make all such officer's certificates available at all reasonable times for inspection by and copying by the Holder.

          8. NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding and any portion of it shall be unexercised, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock, for subscription or purchase by them, any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the Company's capital stock, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the Company's property and assets to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

          9. RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such classification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 6 hereof with the amount of the consideration received upon the issue thereof being determined by the Company's board of directors, such determination to be final and binding on the Holder.

          10. SPIN-OFFS. In the event the Company spins-off a subsidiary by distributing to the Company's stockholders as a dividend or otherwise the stock of the subsidiary, the Company shall reserve for the life of the Warrant shares of the subsidiary to be delivered to the holders of the Warrants upon exercise to the same extent as if they were owners of record of the Warrant Shares on the record date for payment of the shares of the subsidiary.

          11. REGISTRATION UNDER THE SECURITIES ACT OF 1933. On or before March 31, 2000, the Company shall file a registration statement to be effective no later than May 31, 2000, to register the issuance of the Warrant Shares under the Securities Act of 1933, as amended, in accordance with the terms of the Registration Rights Agreement between the Company and the Holder, dated February 2, 2000.

          12. MISCELLANEOUS. All notices given under this Warrant shall be in writing, addressed to the parties as set forth below, and shall be effective on the earliest of (i) the date received, or (ii) if given by facsimile transmittal on the date given if transmitted before 5:00 p.m. the recipients time, otherwise it is effective the next day, or (iii) on the second business day after delivery to a major international air delivery or air courier service (such as Federal Express or Network Couriers):

                                  If  to  the  Purchaser:
If  to  the  Company:             Oxford  Capital  Corp.
Efinancial  Depot.Com,  Inc.      C/o  1013-17th  Avenue  S.W.
150-1875  Century  Park  East;    Calgary,  Alberta
Century  City  California         T2T  0A7
90067                             Ph:   (403)  508-5055
                                  Fax:  (403)  508-5055

                                             With  a  copy  that  does  not
With  a  copy  that  does  not               constitute  notice  to:
     constitute  notice  to:
                                             Ian  H.  Kennedy,
Clark,Wilson,  Barristers  &  Solicitors     Barrister  &  Solicitor
800-885  W.Georgia  St.                      1013  -  17th  Avenue
Vancouver,Canada                             Calgary,  Alberta
V6C  3H1                                     T2T  0A7
Attention:  David  Cowan                     Attn:  Ian  H.  Kennedy
Tel:  (604)  643-3178                        Tel:  (403)  508-5055
Fax:  (604)  687-6314                        Fax:  (403)  508-5058

               (a) This Warrant is binding on and, except for the limitations on transfer and assignment contained in Section 4, shall enure to the benefit of the successors in interest of the Company and the Holder, respectively.

          (b) This Warrant shall be governed by, and construed in accordance with the laws of the State of Delaware.

          (c) This Warrant shall be governed by and interpreted in accordance with the laws of the State of Delaware and the federal laws of the United States of America; The parties agree that the courts of the State of Delaware, shall have exclusive jurisdiction and venue for the adjudication of any civil action between them arising out of relating to this Agreement, and hereby irrevocably consent to such jurisdiction and venue.

          EFINANCIAL  DEPOT.COM,  INC.


          By  /s/  John  Huguet
              -----------------
                President
Dated  as  of   day  of  April,  2000.

          By  -----------------
                Secretary

                            PURCHASE/ RELINQUISH FORM





Date:

TO:  EFinancial  Depot.Com,  Inc.
     .

     The undersigned hereby irrevocably elects to exercise the within Warrant to
the  extent  of  purchasing/relinquishing        shares  of  Common  Stock.


     OXFORD  CAPITAL  CORP.


     INSTRUCTIONS  FOR  REGISTRATION  OF  STOCK


     Name:  -----------------------------------------------------------

     Address:  ---------------------------------------------------------

     City,  State,  Zip  Code:  ______________________________________________





Signature:  ---------------------------------------------------------

                                 ASSIGNMENT FORM
                                 ---------------


To  assign  this  Warrant,  fill  in  the  form  below:
I or we assign and transfer this Security to (insert assignee's social security or tax I.D. no.)






     (print  or  type  other  person's  name,  address  and  zip  code)

and  irrevocably  appoint

 agent to transfer this Warrant on the books of EFinancial Depot.Com, Inc. The agent may substitute another to act for him.


Date:,     Your  Signature:
(Sign  exactly  as  your  name  appears  on  the  face  of  this  Debenture)


     Signature  Guarantee:


NOTE: This Warrant and the Common Stock issuable upon conversion or as interest under this Debenture were issued under Regulation S under the Securities Act of 1933, as amended, and may be transferred only as provided for in the Debenture Purchase Agreement and in accordance with Rule 904 of Regulation S and by the execution of the above the Assignor represents that this assignment is being made in accordance with Rule 904 of Regulation S.